Exhibit 5

February 29, 2024

Gainbridge Life Insurance Company

10555 Group 1001 Way

Zionsville, IN 46077

Re: Opinion of Counsel, Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 – Modified Single Premium Individual Deferred Annuity

This Opinion of Counsel is provided in connection with the filing of the above-referenced amendment to the registration statement (the “Registration Statement”) under the Securities Act of 1933, for the Modified Single Premium Individual Deferred Annuity (the “Contract”), issued by Gainbridge Life Insurance Company (the “Company”), with respect to the proposed sale of the Contracts described in the prospectus (the “Prospectus”) contained in the Registration Statement.

In giving this opinion, I have made such examination of the law, records, and documents as in my judgment are necessary and appropriate. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies.

Based on such examination and review it is my opinion that:

1.	The Company is in good standing, duly organized and validly existing under the laws of the State of Delaware, subject to regulation by the Delaware Department of Insurance.

2.	The Contract is validly established in accordance with the provisions of the Delaware Insurance Code.

3.

All the prescribed corporate procedures for issuance of the Contracts have been followed, and when the Contracts are issued and sold in accordance with the Prospectus contained in the Registration Statement (or as amended to further comply with the requirements of the U.S. Securities and Exchange Commission), all applicable state laws will have been complied with.

4.	When the Contracts are issued and sold, the Contracts will be legally issued, fully paid and non-assessable, and represent binding obligations of the Company in accordance with its terms.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Ryan T. Cloud
Ryan T. Cloud
Chief Legal Officer